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                                                                      EXHIBIT 12

                          CAPSTEAD MORTGAGE CORPORATION
                  COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                   FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)


(a) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (including CMO debt):

                              NINE MONTHS                          YEAR ENDED DECEMBER 31
                                 ENDED        ------------------------------------------------------------------
                          SEPTEMBER 30, 2003     2002         2001          2000           1999          1998
                          ------------------  ----------    ---------     ---------      ---------     ---------
Fixed charges                 $  53,473       $ 169,148     $ 362,327     $ 540,605      $ 502,933     $ 673,233
Preferred stock dividends        15,204          20,362        20,446        24,260         22,556        22,342
                              ---------       ---------     ---------     ---------      ---------     ---------
Combined fixed charges
   and preferred stock
   dividends                  $  68,677       $ 189,510     $ 382,773     $ 564,865      $ 525,489     $ 695,575
                              =========       =========     =========     =========      =========     =========

Fixed charges                 $  53,473       $ 169,148     $ 362,327     $ 540,605      $ 502,933     $ 673,233
Net income (loss)                47,563          96,123       106,276       (51,486)        57,909      (234,764)
                              ---------       ---------     ---------     ---------      ---------     ---------

                              $ 101,036       $ 265,271     $ 468,603     $ 489,119      $ 560,842     $ 438,469
                              =========       =========     =========     =========      =========     =========
Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                     1.47:1          1.40:1        1.22:1        0.87:1         1.07:1        0.63:1
                              =========       =========     =========     =========      =========     =========

(b) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding CMO debt):

                              NINE MONTHS                          YEAR ENDED DECEMBER 31
                                 ENDED         ------------------------------------------------------------------
                          SEPTEMBER 30, 2003      2002         2001           2000           1999          1998
                          ------------------   ---------     ---------     ---------      ---------     ---------
Fixed charges                 $  22,321        $  53,079     $ 164,422     $ 303,126      $ 232,852     $ 332,985
Preferred stock dividends        15,204           20,362        20,446        24,260         22,556        22,342
                              ---------        ---------     ---------     ---------      ---------     ---------
Combined fixed charges
   and preferred stock
   dividends                  $  37,525        $  73,441     $ 184,868     $ 327,386      $ 255,408     $ 355,327
                              =========        =========     =========     =========      =========     =========

Fixed charges                 $  22,321        $  53,079     $ 164,422     $ 303,126      $ 232,852     $ 332,985
Net income (loss)                47,563           96,123       106,276       (51,486)        57,909      (234,764)
                              ---------        ---------     ---------     ---------      ---------     ---------

                              $  69,884        $ 149,202     $ 270,698     $ 251,640      $ 290,761     $  98,221
                              =========        =========     =========     =========      =========     =========
Ratio of earnings to
   combined fixed charges
   and preferred stock
   dividends                     1.86:1           2.03:1        1.46:1        0.77:1         1.14:1        0.28:1
                              =========        =========     =========     =========      =========     =========